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                                                                      EXHIBIT 11

                         NORSTAN, INC. AND SUBSIDIARIES

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                    (In Thousands, Except Per Share Amounts)
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                                                Three Months Ended                   Nine Months Ended
                                           ----------------------------          ---------------------------
                                           January 28,      January 29,          January 28,     January 29,
                                              1995             1994                1995            1994
                                           ----------       ----------           ---------       ----------
Primary earnings per share -

  Weighted average number of
  issued shares outstanding                   4,127            4,006                4,089           3,988

Effect of:
  1986 Long-Term Incentive Plan                 191              214                  211             199
  1986 Directors' Stock Option Plan              41               38                   40              35
  Employee Stock Purchase Plan                   12               10                    8               6
                                             ------           ------               ------          ------

Shares outstanding used to compute
  primary earnings per share                  4,371            4,268                4,348           4,228
                                             ------           ------               ------          ------
                                             ------           ------               ------          ------

Net income                                   $1,871           $1,608               $4,942          $3,794
                                             ------           ------               ------          ------
                                             ------           ------               ------          ------

Primary earnings per share$                     .43           $  .38               $ 1.14          $  .90
                                             ------           ------               ------          ------
                                             ------           ------               ------          ------



Fully diluted earnings per share -

Weighted average number of
  shares used for primary
  earnings per share                          4,371            4,268                4,348           4,228

Effect of:
  1986 Long-Term Incentive Plan                   -                7                    2               8
  1986 Directors' Stock Option Plan               -                2                    1               2
  Employee Stock Purchase Plan                    -                2                    1               3
                                             ------           ------               ------          ------

Shares outstanding used to compute
  fully diluted earnings per share            4,371            4,279                4,352           4,241
                                             ------           ------               ------          ------
                                             ------           ------               ------          ------

Net income                                   $1,871           $1,608               $4,942          $3,794
                                             ------           ------               ------          ------
                                             ------           ------               ------          ------

Fully diluted earnings per share             $  .43           $  .38               $ 1.14          $  .89
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